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                                                                    EXHIBIT 99.1



[LAKES GAMING, INC.}                                      NEWS RELEASE
                                                          LAKES GAMING, INC.
                                                          130 CHESHIRE LANE
                                                          MINNETONKA, MN  55305
                                                          952-449-9092
                                                          952-449-9353 (FAX)
                                                          WWW.LAKESGAMING.COM
                                                          TRADED: NASDAQ "LACO"


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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Monday, July 9, 2001

                        LAKES GAMING AND NIPMUC NATION OF
                   MASSACHUSETTS AGREE TO PARTNER ON POTENTIAL
                            FUTURE GAMING ENTERPRISE


MINNEAPOLIS, MONDAY, JULY 9, 2001 - LAKES GAMING, INC. (NASDAQ "LACO") today announced that it has signed development and management agreements with the Nipmuc Nation of Massachusetts for a potential future casino resort in the eastern United States.

The Nipmuc Nation's petition for federal recognition received a proposed positive finding from the Bureau of Indian Affairs (BIA) this past January. If final approval is received, the Nipmuc Nation would need to put land in trust and come to a gaming agreement with the state where the land is located before proceeding with any such enterprise.

The Nipmuc Nation's aboriginal lands once extended from southern New Hampshire west to Springfield, Massachusetts and south into Connecticut and Rhode Island. The majority of its more than 1600 enrolled members currently reside in central Massachusetts while others live in Connecticut, Rhode Island and New Hampshire with remaining members in other states across the country.

Lyle Berman, Chairman and CEO of Lakes stated, "We have tremendous admiration for the perseverance and the professional manner in which the Nipmuc Nation and its Council has handled itself with the very difficult federal recognition process, in its communities and in Washington, D.C. While several hurdles remain, we are excited at the prospect of the Nipmuc Nation using its sovereign rights to secure health, education and quality of life benefits for its people through the proven economic development vehicle of a gaming enterprise. While there is no assurance that the Nipmuc's efforts will be successful, we are




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confident that a well-planned destination Casino Resort development would provide tremendous resources and benefits to the Nation, its people and those in surrounding communities."

Walter Vickers, Nipmuc Nation Chief stated, "We have been and will remain grateful to Lakes for its support of our federal recognition effort and its sensitivity to the needs of our people."

Robert Hazzard, Chair of the Nipmuc Nation Tribal Council, added, "Our total focus at this time is to conclude our successful federal recognition. In preparation for our future, should we pursue the economic development/gaming course to its most successful conclusion, we wanted to be associated only with those who have delivered for Native America. The people at Lakes invented successful Native American gaming."

Terms of the Development and Management Agreement call for a seven-year management contract with a buyout option by the Nation at the end of the first four years of operation. The management fee is based on a share of net income with 65% paid to the Nation and 35% paid to Lakes. Contract terms are subject to approval by the National Indian Gaming Commission.

Lakes Gaming, Inc. currently manages Grand Casino Coushatta, which is the largest casino resort in Louisiana, under a management contract that expires in January 2002. The Company has also entered into development and management agreements with three separate tribes for three new casino operations, one in Michigan and two in California. In addition, the Company has agreements for the development of one additional casino on Indian owned land in California through a joint venture with MRD Gaming, and has entered into a joint venture agreement for the development of land on the Las Vegas strip. Lakes Gaming, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".




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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, possible need for additional financing, with no assurance that such financing will be available if needed on terms acceptable or favorable to the Company, dependence on existing management, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission.
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